UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 3.02 below are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Forbearance Agreement and Incremental Amendment to Financing Agreement

EVO Transportation & Energy Services, Inc. (the “Company”) previously filed a Current Report on Form 8-K on September 20, 2019, reporting, among other things, the Company’s entry into a $24.5 million Financing Agreement (the “Financing Agreement”) dated September 16, 2019 among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Collateral Agent”). On February 27, 2020, the Company entered into a Forbearance Agreement and Incremental Amendment to Financing Agreement (the “Incremental Amendment”), pursuant to which the Company obtained an additional $3,214,285.71 term loan commitments (the “Incremental Term Loans”) from Antara Capital Master Fund LP (“Antara Capital”) on the same terms as its existing term loan commitments provided under the Financing Agreement.

The Incremental Term Loans bear interest at 12% per annum and have a maturity date of September 16, 2022. Monthly interest payments will be due in cash, and all outstanding principal and interest will be due on the maturity date. The Incremental Term Loans may be prepaid at any time, subject to payment of a prepayment premium equal to (i) 7% of each prepayment made on or prior to September 16, 2020 and (ii) 5% of each prepayment made after September 16, 2020 but on or prior to September 16, 2021, with no premium due after September 16, 2021.

The Incremental Amendment requires the Company and its subsidiaries, during the period commencing February 27, 2020 and ending on or before March 31, 2020, to receive additional cash equity contributions in the aggregate amount of $6,000,000 in immediately available funds in consideration of issuance to the persons providing such cash equity of capital stock of the Company on terms and documentation acceptable to the lenders holding more than 50.0% of the outstanding term loans and unused term loan commitments under the Financing Agreement (the “Liquidity Milestone”).

Pursuant to the Incremental Amendment, the Collateral Agent and other lenders agreed to forbear from exercising certain rights, remedies, powers, privileges, and defenses under the Financing Agreement and the other related loan documents during the forbearance period with respect to the following events of default and/or expected or anticipated events of default arising under the Financing Agreement (the “Specified Defaults”): (a) the failure and expected failure during the forbearance period of the Company and its subsidiaries to comply with the financial covenants contained in Section 6.8 of the Financing Agreement; (b) the failure to timely take title to and reflect the lien in favor of the Collateral Agent on certain vehicles as required by Schedule 5.15 of the Financing Agreement; and (c) the occurrence and continuance prior to February 27, 2020 of any default or event of default under the Financing Agreement, other than a default or event of default arising under Section 2.13(a) (asset sale proceeds), Section 2.13(d) (debt issuance proceeds), Section 4.34 (materially false information), Section 6.1 (debt), Section 6.2 (liens), Section 6.5 (Restricted Junior Payments with respect to clauses (a), (b) or (c) of such definition) or Section 6.9 (in respect of dispositions of assets) in each case of the Financing Agreement. The Incremental Amendment also suspends the accrual of interest at the post-default rate provided for in Section 2.9 of the Financing Agreement until the end of the forbearance period. The forbearance period will terminate on the earliest to occur of (a) September 30, 2020, (b) the occurrence of any event of default other than the Specified Defaults, or (c) the date on which any breach of any of the conditions or agreements, including without limitation the Liquidity Milestone, provided in the Incremental Amendment occurs.

The Company paid a 2% financing fee in connection with its entry into the Incremental Amendment. The Company also reimbursed the Collateral Agent for $125,000 of fees, costs, and expenses previously accrued under the Financing Agreement and in addition paid fees, costs, and expenses of the Collateral Agent and the lenders newly incurred in connection with the Incremental Amendment.

The foregoing summary description of the material terms of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Antara Capital Warrant

In connection with the Incremental Amendment, on February 27, 2020, the Company issued a warrant (the “Antara Warrant”) to Antara Capital to purchase 3,650,000 shares (the “Antara Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $2.50 per share, subject to adjustment for certain distributions, stock splits, and issuances of Common Stock. The Antara Warrant is exercisable for ten years from the date of issuance. If the fair market value (as defined in the Antara Warrant) of the Antara Warrant Shares is greater than $2.50 at the end of the exercise period, then the Antara Warrant will be deemed to be exercised automatically and immediately prior to the end of the exercise period. Pursuant to the Antara Warrant, the Company granted Antara Capital preemptive rights to purchase its pro rata share, determined based on the number of shares held by Antara Capital or into which warrants held by Antara Capital (including the Antara Warrant) are exercisable, of capital stock issued by the Company after the issuance date of the Antara Warrants, subject to certain excepted issuances.

The Antara Warrant and Antara Warrant Shares were offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company did not pay any underwriter discounts or commissions in connection with the issuance of the Antara Warrant.

The foregoing summary of the material terms of the Antara Warrant is not complete and is qualified in its entirety by reference to the text of the Antara Warrant, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Sales of Common Stock

On February 27, 2020, the Company sold a total of 1,260,000 shares of its Common Stock to two accredited investors for aggregate gross proceeds of $3,150,000 pursuant to the terms of a subscription agreement. The Company did not pay any underwriter discounts or commissions in connection with the sale of the shares. The shares of Common Stock sold have the right to convert in to securities which bear the same terms as those offered to satisfy the Liquidity Milestone set forth above under the caption “Forbearance Agreement and Incremental Amendment to Financing Agreement.”

The shares were offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The foregoing summary of the material terms of the subscription agreement is not complete and is qualified in its entirety by reference to the form of subscription agreement, a copy of which is filed herewith as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Himanshu Gulati from the Board of Directors

On February 27, 2020, Mr. Himanshu Gulati resigned from his position as a member of the Company’s board of directors effective immediately. Mr. Gulati’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Gulati was designated by Antara Capital for election to serve as a director of the Company on September 16, 2019 pursuant to a Nomination Agreement entered into between the Company and Antara Capital in connection with the Financing Agreement. In the resignation letter, Antara Capital terminated its right to designate a replacement director for election under Section 2.02 of the Nomination Agreement. A copy of the Nomination Agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on September 20, 2019.

Nonqualified Stock Option Awards

On February 27, 2020, in consideration of their services to the Company, the Company’s board of directors authorized the award of 1,400,000 and 300,000 nonqualified stock options (the “Stock Options”) to purchase shares of the Company’s Common Stock to Danny Cuzick and Damon Cuzick, respectively, at an exercise price equal to $2.50 per share. The Stock Options vest immediately and terminate ten years from the grant date.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Forbearance Agreement and Incremental Amendment to Financing Agreement, dated February 27, 2020, among EVO Transportation & Energy Services, Inc., each subsidiary of EVO Transportation & Energy Services, Inc., various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent
10.1	Warrant, dated February 27, 2020, between EVO Transportation & Energy Services, Inc. and Antara Capital Master Fund LP
10.2	Form of Subscription Agreement, dated February 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer

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